                                    Exhibit 2

    Audited Financial Statements of Eastern Equipment Brokers, Inc., for the
        years ended December 31, 1998 and 1997 including the Independent
          Auditors' Report of Weinstein & Anastasio dated May 7, 1999.

                         EASTERN EQUIPMENT BROKERS, INC.
                         -------------------------------


                              FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

                         EASTERN EQUIPMENT BROKERS, INC.
                         -------------------------------



                                    CONTENTS
                                    --------

                                                                        Page No.
                                                                        --------


Independent Auditor's Report.......................................      1

Exhibits:

   A  Balance Sheets...............................................      2 - 3

   B  Statements of Income and Retained Earnings...................      4

   C  Statements of Cash Flows.....................................      5

Notes to Financial Statements......................................      6 - 14

Supplementary Information:

  Independent Auditor's Report on Supplementary Information........      15

Schedules:

   1  Selling Expenses.............................................      16

   2  General and Administrative Expenses..........................      17

                          INDEPENDENT AUDITOR'S REPORT



Eastern Equipment Brokers, Inc.
10 Island Brook Avenue
Bridgeport, Connecticut 06606

        We have audited the accompanying balance sheets of Eastern Equipment Brokers, Inc. as of December 31, 1998 and 1997 and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eastern Equipment Brokers, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




Woodbridge, Connecticut                              WEINSTEIN & ANASTASIO, P.C.




May 7, 1999
Page 1

                         EASTERN EQUIPMENT BROKERS, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1998 AND 1997

                                     ASSETS

                                                        1998           1997
                                                        ----           ----

Current Assets
  Cash                                            $    42,311      $   22,629
  Accounts Receivable                                 312,102         222,097
  Inventory                                           438,979         583,094
  Prepaid Expenses                                     14,174          10,245
                                                  -----------      ----------
         Total Current Assets                         807,566         838,065
                                                  -----------      ----------

Fixed Assets
  Furniture & Fixtures                                 37,180          20,460
  Computer & Office Equipment                          71,959          71,606
                                                  -----------      ----------
                                                      109,139          92,066
    Less Accumulated Depreciation                     (57,370)        (43,104)
                                                  -----------      ----------

         Total Fixed Assets - Net                      51,769          48,962
                                                  -----------      ----------

Other Assets
  Officer Loan Receivable                                             107,245
  Due from Affiliate                                                  450,768
  Security Deposits                                    23,595           6,320
  Deferred Income Taxes                                19,000
  Intangibles                                                           1,981
                                                  -----------      ----------

         Total Other Assets                            42,595         566,314
                                                  -----------      ----------

Total Assets                                      $   901,930      $1,453,341
                                                  ===========      ==========




The notes are an integral part of these financial statements.
Exhibit:  A - Page 2

                         EASTERN EQUIPMENT BROKERS, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1998 AND 1997






                      LIABILITIES AND STOCKHOLDER'S EQUITY


                                                          1998            1997
                                                          ----            ----

Current Liabilities
  Bank Overdraft in Excess of Depository Balance                      $   99,359
  Note Payable - Demand                                $  350,000        385,000
  Accounts Payable                                        657,913        504,090
  Accrued Expenses                                         28,917         12,537
  Customer Deposits                                        23,600         30,875
                                                       ----------     ----------

         Total Current Liabilities                      1,060,430      1,031,861
                                                       ----------     ----------

Stockholder's Equity

  Capital Stock                                             1,000          1,000
  Paid-In Capital                                          27,960         27,960
  Retained Earnings                                      (187,460)       392,520
                                                       ----------    -----------

         Total Stockholder's Equity                      (158,500)       421,480
                                                       ----------    -----------


Total Liabilities and Stockholder's Equity             $  901,930     $1,453,341
                                                       ==========     ==========









The notes are an integral part of these financial statements.
Exhibit:  A - Page 3

                         EASTERN EQUIPMENT BROKERS, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                      1998                  1997
                                                                      ----                  ----

Sales                                                               $5,401,147        $6,575,562

Cost of Sales                                                        4,328,805         5,393,149
                                                                    ----------        ----------

Gross Profit                                                         1,072,342         1,182,413
                                                                    ----------        ----------

Operating Expenses
  Selling Expenses                                                     278,385           374,055
  General and Administrative Expenses                                1,221,265           813,367
                                                                    ----------        ----------

         Total Operating Expenses                                    1,499,650         1,187,422
                                                                    ----------        ----------

Loss from Operations                                                  (427,308)           (5,009)
                                                                    ----------        ----------

Other Income (Expense)

  Interest Income                                                                         30,175
  Interest Expense                                                     (38,338)           (7,520)
  Loss on Asset Disposal                                                (1,396)           (3,160)
                                                                    ----------        ----------

         Total Other Income (Expense)                                  (39,734)           19,495
                                                                    ----------        ----------

Income (Loss) Before Provision for (Recovery of) Income Taxes         (467,042)           14,486

Provision for (Recovery of) Income Taxes                               (18,847)              690
                                                                    ----------        ----------

Net Income (Loss)                                                     (448,195)           13,796
                                                                    ----------        ----------

Retained Earnings

  Beginning, January 1 as Previously Reported                          392,520           190,889

    Prior Period Adjustment                                                              187,835

  Beginning, January 1 as Adjusted                                     392,520           378,724

  Dividends Paid                                                       131,785

  Ending                                                            $ (187,460)       $  392,520
                                                                    ==========        ==========

The notes are an integral part of these financial statements.
Exhibit:   B - Page 4

                         EASTERN EQUIPMENT BROKERS, INC.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                              1998           1997
                                                              ----           ----
Cash Flows from Operating Activities
  Net Income (Loss)                                       $  (448,195)    $   13,796
  Adjustments to Reconcile Net Income to Net Cash
    Used by Operating Activities:
      Depreciation                                             14,692         15,336
      Deferred Income Taxes                                   (19,000)
      Loss on Disposal of Fixed Assets                          1,396          3,160
      Changes in Operating Assets & Liabilities
        Increase in Accounts Receivable                       (90,005)      (157,208)
        (Increase) Decrease in Inventories                    144,115        (30,540)
        (Increase) Decrease in Prepaid Expenses                (3,929)         2,025
        Increase in Accounts Payable                          153,823        122,364
        Increase (Decrease) in Accrued Expenses                16,380        (41,328)
        Decrease in Income Taxes Payable                                      (6,700)
        Decrease in Customer Deposits                          (7,275)       (48,580)
                                                          -----------     ----------
Net Cash Used by Operating Activities                        (237,998)      (127,675)
                                                          -----------     ----------

Cash Flows from Investing Activities
  Purchase of Fixed Assets                                    (18,895)       (35,843)
  (Increase) Decrease in Due from Affiliate                   450,768       (138,411)
  (Increase) Decrease in Officer Loan Receivable              107,245       (158,061)
  (Increase) Decrease in Other Assets                         (15,294)        17,149
                                                          -----------     ----------
Net Cash Provided (Used) by Investing Activities              523,824       (315,166)
                                                          -----------     ----------

Cash Flows from Financing Activities
  Increase (Decrease) in Bank Overdraft                       (99,359)        99,359
  Proceeds from Line-of-Credit                                665,000      1,645,000
  Principal Payments on Line-of-Credit                       (700,000)    (1,300,000)
  Dividends Paid                                             (131,785)
                                                          -----------     ----------
Net Cash Provided (Used) by Financing Activities             (266,144)       444,359
                                                          -----------     ----------

Net Increase in Cash                                           19,682          1,518

Cash - Beginning                                               22,629         21,111
                                                          -----------     ----------

Cash - Ending                                             $    42,311     $   22,629
                                                          ===========     ==========


The notes are an integral part of these financial statements.
Exhibit:  C - Page 5

                         EASTERN EQUIPMENT BROKERS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997



Note 1 - Summary of Significant Accounting Policies

  A.     Nature of Operations

         The Company buys and sells both used and reconditioned office equipment, primarily copiers and facsimile machines, with wholesalers and dealers predominantly throughout the United States and Canada. The Company also obtains equipment on consignment from leasing companies. Sales are made in approximately the following proportions:

                  Consignments from Leasing Companies                   15%
                  Trade-In Programs                                     40%
                  Miscellaneous                                         45%

  B.       Inventory

           Inventory, consisting of finished goods, is valued at the lower of cost or market.

  C.       Fixed Assets and Depreciation

           Fixed assets are recorded at cost. Depreciation over the estimated useful lives of the fixed assets is determined principally on the straight-line method. Estimated useful lives are as follows:

                  Asset                                 Life
                  -----                                 ----

                  Furniture & Fixtures                     5 - 7 Years
                  Computer & Office Equipment                  5 Years


           Depreciation expense for the years ended December 31, 1998 and 1997 was $14,692 and $15,336, respectively.

                         EASTERN EQUIPMENT BROKERS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997




Note 1 - Summary of Significant Accounting Policies (continued)

  D.       Income Taxes

           The provision for income taxes represents current and deferred state income taxes. There is no provision for federal income taxes since the Company has elected Subchapter S status under the Internal Revenue Code of 1986.

           The Company has a State of Connecticut net operating loss of approximately $457,000 to reduce future state taxable income through 2003.

  E.       Use of Estimates

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from the estimates.

  F.       Advertising Costs

           Advertising costs are expensed as incurred. Advertising costs charged to operations totaled $13,780 in 1998 and $29,776 in 1997.

Note 2 - Cash

           The Company maintains its cash accounts at a Connecticut bank. The total cash balance is insured by the FDIC up to $100,000. A summary of the total insured and uninsured amounts at December 31, 1998 are as follows:

                  Total Cash Held at Banks                    $143,226

                  Portion Secured by FDIC                      100,000
                                                              --------

                  Uninsured Cash Balances                     $ 43,226
                                                              ========

                         EASTERN EQUIPMENT BROKERS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997



Note 3 - Accounts Receivable

  A.       Concentration of Credit Risk

           The Company is exposed to credit losses in the event of non-performance by its customers. Concentrations of credit risk arise due to the Company's sale of products predominantly throughout the United States and Canada. The Company anticipates, however, that its customers will be able to satisfy their obligations under the contracts fully. The Company does not obtain collateral or other security to support financial instruments subject to credit risk but monitors the credit standings of its customers.

           At December 31, 1998, approximately 34% of the accounts receivable were due from one major customer.

           At December 31, 1997, approximately 96% of the accounts receivable were due from four major customers, ranging from 13% to 39%.

  B.       Net Realizable Value

           Accounts receivable are stated at their net realizable value as follows:

                                                            1998        1997
                                                            ----        ----

           Accounts Receivable                           $316,471     $226,466
             Less Allowance for Doubtful Accounts          (4,369)      (4,369)
                                                         --------     --------

                Accounts Receivable - Net                $312,102     $222,097
                                                         ========     ========

                        EASTERN EQUIPMENT BROKERS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

Note 4 - Note Payable - Demand

           The Company had available a $500,000 line-of-credit with Fleet National Bank which was secured by substantially all of the assets of the Company and the personal guarantee of its President and sole shareholder. The note was due on demand and bore interest at 1/2% above the bank's prime rate. The line was to expire on March 31, 1999.

           On January 22, 1999, the line-of-credit was refinanced with Fleet National Bank into two separate loans. The first was a line-of-credit of $300,000. The new line-of-credit bore interest at 1 3/4% over the bank's prime rate and was guaranteed by its President and sole shareholder and a company related by common control and management. All other terms remained the same.

           The second loan was a term loan of $200,000. Monthly installments of $4,280 included principal and interest at 10.17%. The loan was secured by substantially all the assets of the Company and the personal guarantee of its President and sole shareholder and a company related by common control and management. The loan was to mature in January 2004.

           Both loans were paid in March 1999.

Note 5 - Lease Commitments

           The Company leased its facility in Orange, Connecticut, under a lease which began in April 1997 and was to expire in March 2000, with two options to extend for an additional three years each. During the original term, the monthly rate was $0.90 for each square foot of space used during the month. The rate under the first option was to be $0.95 per square foot. The rate for the additional option was subject to a cost of living increase as published in the Wall Street Journal. The lease obligated the Company for 4,455 square feet of office space. Warehouse space was determined monthly based on the actual square footage used for that month. The average monthly square footage of warehouse space used was 9,700 for 1997.

                        EASTERN EQUIPMENT BROKERS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

Note 5 - Lease Commitments (continued)

           In December 1998, the Company terminated the above lease without penalty and moved to a facility in Bridgeport, Connecticut. The new lease expires in October 2003, with two options to extend for an additional three years each. During the original term, the monthly rate is $9,917. The monthly rate under the first option will be $10,500. The monthly rate under the additional option will be $10,733.

           In January 1998, the Company leased storage space in Long Island, New York on a month-to-month basis. The average monthly rate is approximately $1,000.

           The Company also leased an automobile under an operating lease which expired in January 1998.

           Rental expense under all operating leases was $129,483 and $155,704 for the years ended December 31, 1998 and 1997, respectively.

           At December 31, 1998, the future minimum payments under non-cancelable operating leases are as follows:

                 Year Ending                 Amount
                 -----------                --------
                    1999                    $119,000
                    2000                     119,000
                    2001                     119,000
                    2002                     119,000
                    2003                      99,167
                                            --------

                         Total              $575,167
                                            ========

                        EASTERN EQUIPMENT BROKERS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

Note 6 - Related Party Transactions

  A.       Officer Loan Receivable

           Represented unsecured advances to an officer of the Company. The advances had no formal repayment schedule and bore interest at 7%. Under the terms of the Purchase and Sale Agreement (see Note 14), the outstanding balance was treated as a dividend to the shareholder.

  B.       Due from Affiliate

           Represented unsecured advances to a company related by common ownership and management. The advances had no formal repayment schedule and bore interest at 7%. Sales to this affiliate were $275,266 in 1998 and $331,845 in 1997. Under the terms of the Purchase and Sale Agreement (see Note 14), the outstanding receivable balance was forgiven by the affiliate and is included as a bad debt expense.

Note 7 - Employee Benefits

  A.       Profit Sharing Plan

           The Company has a profit sharing plan which covers all eligible employees. Employees must be full-time and have completed one year of service. The Company may contribute up to a maximum amount allowable as a deduction to the Company under the provisions of the Internal Revenue Code. The Company made no contributions in 1998 and 1997.

  B.       Retirement Plan

           The Company has a qualified cash or deferred compensation plan under
        Section 401(k) of the Internal Revenue Code. Eligible employees are those that are full-time, over 21 years of age and have completed six months of service. Under the Plan, eligible employees may elect to defer up to ten percent (10%) of their salary, subject to Internal Revenue Service limits. The Company contributes a maximum of a 1% match of the employees' contributions. The Company made contributions of $1,201 in 1998 and $2,525 in 1997.

                        EASTERN EQUIPMENT BROKERS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

Note 8 - Major Suppliers

           The Company purchased approximately 30% of its products from one major supplier in 1998 and 32% of its products from two major suppliers in 1997. Although there are a limited number of manufacturers of the particular products, management believes that other suppliers could provide similar products on comparable terms. However, a change in suppliers could cause a delay, but management feels that it would not adversely affect results of operations.

Note 9 - Statements of Cash Flows

           Supplemental Disclosure on Cash Flow Information

             Cash paid during the period for:

                                          1998         1997
                                          ----         ----

                Interest                $38,338      $ 7,520
                Income Taxes            $ 2,000      $13,200


Note 10 - Capital Stock

           Capital stock consists of common stock as follows:

                No Par Value
                Shares Authorized                      5,000
                Shares Issued and Outstanding            100

                        EASTERN EQUIPMENT BROKERS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

Note 11 - Deferred Income Taxes

           SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Differences between financial reporting and tax bases arise primarily from differences in timing expense recognition of (1) fixed asset depreciation and (2) net operating loss carryforward.

           The provision for (recovery of) income taxes consists of the following:

                                                1998          1997
                                                ----          ----

                  State  - Current            $    153       $   690

                         - Deferred            (19,000)            0
                                             ---------       -------

                       Total                  $(18,847)      $   690
                                              ========       =======


           The components of deferred tax assets at December 31, 1998 are as follows:

                  Deferred Tax Assets - Long-Term
                    Fixed Assets                             $(2,000)
                    Net Operating Loss Carryforward           21,000
                                                             -------

                       Total                                 $19,000
                                                             =======

                        EASTERN EQUIPMENT BROKERS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

Note 12 - Commitment

  A.       Trade-In Programs

           The Company has agreements with two suppliers whereby they commit quarterly to purchase trade-in equipment at set prices.

Note 13 - Prior Period Adjustment

           Certain errors in classification, resulting in both the overstatement and understatement of assets, stockholder's equity, and expenses in prior years were corrected in 1997. The changes to retained earnings as of January 1, 1997 is summarized as follows:

              As previously reported, January 1, 1997            $190,889

              Accounts Receivable and Accounts Payable
                Cutoff adjustments                                160,216

              Capitalization of freight costs in inventory         11,379

              Interest income on an intercompany loan              16,240
                                                                 --------

              As adjusted, January 1, 1997                       $378,724
                                                                 ========


Note 14 - Subsequent Events

           Effective January 1, 1999, the sole shareholder of Eastern Equipment Brokers, Inc. sold all of the issued and outstanding shares of capital stock of the Company to Officeland, Inc. Terms of the sale included provisions for forgiveness of related party advances from affiliate and treatment of officer loan receivable as dividends (see Note 6).

           The sole shareholder of the Company entered into an employment agreement with the Company and Officeland, Inc. for a period of three years commencing on March 24, 1999. The agreement provides for, among other things, a stipulated base salary and discretionary increases at each anniversary based on performance.

           INDEPENDENT AUDITOR'S REPORT ON SUPPLEMENTARY INFORMATION

Eastern Equipment Brokers, Inc.
10 Island Brook Avenue
Bridgeport, Connecticut 06606

         Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The information included in the following schedules, on pages 16 and 17, is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has not been subjected to the auditing procedures applied in the audits of the basic financial statements and, accordingly, we express no opinion on it.

Woodbridge, Connecticut

May 7, 1999
Page 15

                        EASTERN EQUIPMENT BROKERS, INC.

                         SCHEDULES OF SELLING EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                              1998                1997
                                              ----                ----

Advertising                               $    13,780          $   29,776
Automobile Expenses                             4,739               4,141
Employee Benefits                               7,183               5,464
Payroll Taxes                                  22,998              21,824
Professional Development                                            2,146
Salaries & Commissions                        203,623             244,239
Telephone                                      19,068              47,233
Trade Show Expenses                                                 8,261
Travel & Entertainment                          6,994              10,971
                                          -----------          ----------

         Total Selling Expenses           $   278,385          $  374,055
                                          ===========          ==========




See accountant's report on supplementary information.
Schedule:   1 - Page 16

                        EASTERN EQUIPMENT BROKERS, INC.

                SCHEDULES OF GENERAL AND ADMINISTRATIVE EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                         1998            1997
                                                         ----            ----

Bad Debts                                            $  589,894
Computer Expenses                                           923       $    2,699
Depreciation                                             14,692           15,336
Dues & Subscriptions                                      1,301            1,866
Employee Benefits                                         9,257            5,367
Insurance                                                13,998            9,125
Miscellaneous Expenses                                      611            4,245
Moving Expenses                                           3,663
Office Expense                                            9,799            9,690
Office Salaries                                          63,135           64,262
Officer's Salaries                                      284,000          502,000
Other Taxes                                                 465            1,050
Outside Services                                          1,079            7,161
Payroll Taxes                                             5,404           12,094
Pension Expense                                           1,201            2,525
Postage  3,479                                            6,279
Professional Fees                                        87,287            9,251
Rent                                                    127,483          152,495
Repairs & Maintenance                                       437            4,445
Utilities                                                 1,671            2,441
Travel & Entertainment                                    1,486            1,036
                                                     ----------       ----------

       Total General and Administrative Expenses     $1,221,265       $  813,367
                                                     ==========       ==========








See accountant's report on supplementary information.
Schedule:   2 - Page 17